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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Office Depot, Inc. on Form S-4 of our report dated July 28, 2003, on the consolidated financial statements of Guilbert S.A. at December 31, 2002 and for the year then ended, which appears in the Form 8-K/A, Amendment No. 2, of Office Depot, Inc. dated July 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE TOUCHE TOHMATSU

Paris, France
September 3, 2003